Exhibit 10.2

INDEPENDENT CONTRACTOR’S AGREEMENT

This INDEPENDENT CONTRACTOR’S AGREEMENT (the “Agreement”) made as of April 23, 2010, between Toyzap.com, Inc. (“Company”), a Texas corporation publicly-traded on the OTC Bulletin Board with its offices at 500 North Akard Street, Suite 2850 Dallas, Texas 75201 and David N. Pilotte dba DNP Financial Strategies with his principal place of business in Plano, Texas (“Advisor”).

WHEREAS, Company desires to engage Advisor to perform certain accounting services for Company in the capacity of a Chief Financial Officer (serving as Company Principal Financial and Accounting Officer for U.S. Securities and Exchange Commission (“SEC”) reporting purposes), and

WHEREAS, Advisor is qualified and desires to perform certain consulting services in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, the parties mutually agree as follows:

1. Company hereby engages Advisor as an independent contractor to perform such consulting services for the Company as are mutually agreed upon by Advisor and Company at mutually convenient times.

2. Advisor will be paid a retainer of $7,200 per month (including 0% state income tax), plus reasonable and documented expenses, for services performed under this Agreement during the Initial Term (as defined in Section 7 hereof) of this Agreement. Current expectations are that Advisor’s services will be required as outlined in Exhibit B hereto, but routinely 24 hours per month with additional time at quarter ends. Any hours in addition to the above will be billed at a rate of $275 per hour and pre-approved in writing by Company. Following expiration of the Initial Term, the rate may be renegotiated based upon future expectations. All amounts incurred hereunder become due and payable on the first day of each month, and are not pro-ratable.

Company agrees to reimburse Advisor for all reasonable and documented out-of-pocket expenses incurred in performing the services hereunder including, but not limited to, travel (coach class), lodging, meals, equipment rental, vehicle rental, supplies, telephone, fax and photocopying, all of which expenses shall be incurred in compliance with the Company’s travel and entertainment policy in effect from time to time and be subject to approval by the undersigned Company representative or as otherwise designated. Notwithstanding the foregoing, Advisor shall not incur any expense, singularly or in the aggregate within any calendar month, exceeding $2,500 without the Company’s prior written approval.

3. Reserved.

4. Advisor agrees to perform the services under this Agreement to the general satisfaction of the Company and that the services will be performed in a workmanlike manner, in accordance with industry standards and in compliance with all applicable laws. Advisor further represents and warrants that it has not and will not enter into any agreement or assume any obligation which is inconsistent with Advisor’s obligations under this Agreement.

5. Advisor shall at all times remain an independent contractor of Company, and not an employee of Company, and, except as contemplated in Section 1, will not have any authority to bind or act on behalf of Company. Advisor shall be responsible for the payment of all personal federal, state and local taxes and any other taxes or business license fees that may be required or incurred by Advisor hereunder.

6. Advisor will perform the services in accordance with this Agreement at a location of Advisor’s discretion or as mutually agreed by the parties.

7. This Agreement shall be effective for a period of one (3) month(s) (“Initial Term”) commencing from the date of this Agreement, and Advisor will devote such time per week so as to satisfactorily perform the services in accordance with the terms of this Agreement.

8. Advisor agrees, in the performance of the services under this Agreement, to comply with all laws, regulations and other legal or administrative obligations required by applicable authorities.

9. This Agreement may be terminated by either party following the expiration of the Initial Term upon thirty (30) days written notice to the other party or immediately by the Company upon written notice to Advisor evidencing default or breach of Advisor’s obligations hereunder. The provisions of Sections 5, 9, 10, 11, 12 and 13 of this Agreement shall survive termination or expiration of this Agreement.

10. Advisor has agreed to execute and make a part hereof the Confidentiality Agreement attached hereto as Exhibit A.

11. Advisor assumes no responsibility or liability under this Agreement other than to render the accounting services called for hereunder in good faith, and shall not be responsible for any action taken by the Company in following or declining to follow any advice or recommendation of Advisor. Advisor shall be liable to Company only for acts of gross negligence or willful or wanton misconduct. Advisor makes no warranties, including warranty of merchantability or fitness, either expressed or implied with respect to any work product. Advisor shall not be liable for any loss or damages resulting from Advisor’s performance or failure to perform or resulting from Company’s reliance on advice given by Advisor. Advisor shall not be liable for any consequential or special damages arising out of the performance of work or failure to perform work or services or for advice given.

IN NO EVENT SHALL EITHER PARTY BE LIABLE (IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, WHETHER SUCH NEGLIGENCE IS GROSS, SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE, OR BASED ON STRICT LIABILITY) TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, RESULTING FROM SUCH PARTY’S PERFORMANCE, NONPERFORMANCE OR DELAY IN THE PERFORMANCE OF THEIR OBLIGATIONS UNDER THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. Inventions and Work Product.

12.1 “Invention” means any process, method, development, trade secret, or improvement thereof discovered, created, made, conceived, or reduced to practice (“Invented”) by Advisor, whether patentable or not, during the term of this Agreement and which: (i) was Invented with the equipment, supplies, facilities, or Confidential Information of Company (as defined in Exhibit A), or (ii) was Invented by Advisor as a direct result of performing the services hereunder, or (iii) resulted from any work performed by Advisor for Company under this Agreement.

12.2 “Work Product” means any written or electronic material created by Advisor arising from its performance of the services hereunder.

12.3 Company shall own all right, title and interest in any Invention and Work Product, all of which shall be deemed Company Confidential Information (defined in Exhibit A). Advisor hereby assigns to Company all of its right, title and interest in and to all Inventions and Work Product. Advisor shall maintain and furnish to Company complete and current records of, and promptly disclose to Company in writing, all Inventions. Advisor shall promptly and without royalty, but at Company’ expense: (i) execute all applications, assignments, and other instruments and do such other acts that Company may deem necessary to obtain and maintain patents, copyrights, and similar rights anywhere in the world, and (ii) provide Company with evidence needed in any legal proceedings regarding any Invention. Advisor shall not file patents, copyrights or trademark applications on any Inventions without Company’ approval.

12.4 Upon termination of this Agreement, Advisor shall promptly deliver to Company any property of Company which may be in its possession (or certify to the destruction of paper or electronic copies of such property) including products, materials, memoranda, notes, notebooks, records, reports, or other documents or photocopies of the same, provided, however, Advisor shall be entitled to keep one copy of all documents it deems necessary (including any Confidential Information) for archival purposes.

13. To the extent Advisor acts in the capacity of an officer, director or similarly situated authority, whether in name or in fact, the Company shall indemnify Advisor for acts and omissions as though Advisor formally held such officer, director or similar status to the fullest extent authorized by the relevant corporate laws and the Company’s by-laws.

14. In case any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15. Neither party shall be responsible for delays or failures in performance resulting from, but not limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication or power failures, earthquakes or other disasters.

16. The undersigned warrants and represents this Agreement has been duly authorized by Company.

17. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

18. Advisor may not assign its rights or obligations hereunder to any person or entity without the prior written consent of Company.

DNP Financial Strategies		Toyzap.com, Inc.

By: /s/ David N. Pilotte	By:	/s/ Harold Montgomery
David N. Pilotte, Principal		Harold Montgomery, CEO